EXHIBIT 5.1
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                              KLEINHENDLER & HALEVY

                               30 KALISHER STREET

OFFICE 972-54-510-760           TEL AVIV, ISRAEL              FAX 972-3-510-7528

                                                                April 18, 2000

SimPlayer.com Ltd.
2 Mohaliver Street
Yehood, Israel  56207

         RE:      Registration Statement on Form F-3
                  Relating to 4,648,619 Ordinary Shares

Ladies and Gentlemen:

         We are counsel to SimPlayer.com Ltd., a corporation formed under the laws of the State of Israel (the "Company"), and have represented the Company in connection with the preparation and filing of the Company's Form F-3 Registration Statement (the "Registration Statement"), covering the sale to the public by certain stockholders of the Company (the "Selling Securityholders") of up to 4,648,619 shares of the Company's Ordinary Shares, NIS .01 par value per share (the "Shares"). Terms not otherwise defined herein shall have the meaning assigned to them in the Registration Statement.

         We have reviewed the corporate proceedings taken by the Board of Directors of the Company with respect to the authorization and issuance of the Shares. We have also examined and relied upon original or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

         We are only members of the bar of the State of Israel and are not expert in, and express no opinion regarding, the laws of any jurisdiction other than the State of Israel.

         Based upon and subject to the foregoing, we are of the opinion that the Shares are, or in the case of Shares issuable upon exercise of certain warrants, when issued and paid for in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                                                   Very truly yours,

                                                   /s/ Kleinhendler & Halevy
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                                                   KLEINHENDLER & HALEVY